UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2017

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2017 New Peoples Bank, Inc. (the “Bank”), the wholly-owned subsidiary of New Peoples Bankshares, Inc., in anticipation of executing a sale-leaseback transaction, entered into a Real Estate Purchase Agreement with NPB Good Steward Properties, LLC (“Good Steward”) pursuant to which the Bank will sell four (4) of its properties, one each located in Abingdon, Bristol, Gate City and Castlewood, Virginia to Good Steward for a total purchase price of $6,169,259.08. Contemporaneously with the closing of the sale of the properties by the Bank, the Bank will enter into leases with Good Steward for the properties (the “Leases”) which will allow the Bank to continue to service customers from those locations. The sale of the properties is conditioned, among other things, on the negotiation of the Leases for the properties and Good Steward obtaining financing, which the Bank may provide. If the conditions are satisfied the parties expect to close the sale of the properties on or before June 30, 2017. The Bank and its parent, New Peoples Bankshares, Inc. and affiliates have no relationship with Good Steward other than those contemplated by these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

(Registrant)

Date: April 18, 2017

By: /s/ JOSEPH D. PENNINGTON

Joseph D. Pennington

Senior Vice President and

Chief Financial Officer